EXHIBIT 99

[Logo of PPG]	PPG Industries PPG Industries, Inc. One PPG Place Pittsburgh, Pa. 15272 USA www.ppg.com

News	Contact: Jeff Worden 412-434-3046 Investors: Doug Atkinson 412-434-2120

Lightpath’s Ripp joins PPG Industries board

PITTSBURGH, Feb. 24, 2003 – Directors of PPG Industries have elected Robert Ripp a member of the company’s board, effective March 1. He is chairman of Lightpath Technologies, a manufacturer of optical lens and module assemblies for the telecommunications sector.

Ripp, 61, was chairman and chief executive officer of electrical products company AMP Incorporated, until it was acquired in 1999. Previously at AMP, Ripp served as executive vice president, sales and marketing, and vice president and chief financial officer.

Ripp earned a bachelor’s degree from Iona College and a master’s degree from New York University, both in economics.

Founded in 1883, Pittsburgh-based PPG Industries is a global supplier of coatings, glass, fiber glass and chemicals, with 113 manufacturing facilities and equity affiliates in 23 countries. Sales were US$8.1 billion in 2002.

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